Exhibit 32.2



                               Certification


     The undersigned certifies for purposes of Section 1350 of Chapter 63 of Title 18 of the United States Code, in his capacity as the chief financial officer of IRON STAR DEVELOPMENT, INC., ("IRON STAR") that to his knowledge, the Form 10-SB/A of IRON STAR with financial statements for the period ended September 30, 2004, fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents in all material respects the financial condition and results of operation of IRON STAR.


Date: December 14, 2004

By: /s/ Wallace Boyack
     Wallace Boyack
     Chief Financial Officer